News Release

For further information:

Hooper Holmes
Henry E. Dubois
President and CEO
(913) 764-1045

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Hooper Holmes Acquires Accountable Health Solutions

Acquisition Adds New Wellness Services, Diversifies Revenue

OLATHE, Kan., April 20, 2015 — Hooper Holmes (NYSE MKT: HH) has acquired the assets representing the health and wellness business of Accountable Health Solutions, Inc (AHS). Accountable Health Solutions’ unaudited financial statements reflect approximately $15 million in net sales during calendar year 2014. The purchase price was $7.0 million comprising $4 million cash and approximately $3 million in unregistered common stock, subject to a working capital adjustment. The acquisition is expected to be accretive to Hooper Holmes’ earnings in 2015. The Company will host a conference call on Wednesday, April 22, 2015, at 7:30 a.m. CT / 8:30 a.m. ET to discuss the acquisition of Accountable Health Solutions.  The details of the call are outlined in this press release and are also available on the Investors section of Hooper Holmes’ webpage.

Accountable Health Solutions is a leading provider of health and wellness solutions, serving more than 125 clients. Accountable Health’s wellness portal services reach 385,000 members nationwide. Combining Hooper’s biometric screening services and health professional network with Accountable Health’s expert staff and programs, including telephonic health coaching, wellness portals and data analytics, is expected to have broad market appeal.

Henry Dubois, President and CEO of Hooper Holmes, commented: “Accountable Health Solutions and Hooper Holmes are two complementary companies focused on growth and market innovation. Hooper’s national network of health professionals is a perfect match for Accountable Health's scalable health coaching and portal platforms and advanced analytical capabilities. Their focus on employers with populations of 1,000 to 3,000 complements the larger populations served by Hooper’s traditional wellness channel partners, who may also become customers for certain AHS products. This acquisition further advances our strategy to diversify our revenue base, add scale, increase screening volumes, and more efficiently utilize our health professional network. We also look forward to leveraging Accountable Health’s technology and 20 years of health and wellness experience to offer value-added solutions.”

David Blair, CEO of Accountable Health, commented: “Accountable Health Solutions and Hooper Holmes share a common DNA — a focus on measurable results and a passion to improve the health and well-being of those we serve. Integrating with Hooper’s national health professional network, biometric screening capabilities and strategic alliance with Clinical Reference Laboratory creates a powerful end-to-end solution for improving health and well-being, increasing productivity, and reducing costs for clients.”

Financing for the transaction is being provided by SWK Holdings Corporation, a specialized finance company with a focus on the global healthcare sector, through a $5 million, three-year, secured term loan. The financing carries an annual interest rate of Libor (1% floor) plus 14% (currently, approximately 15% in total) and a warrant to purchase up to $3.75 million of common stock.

Brett Pope, CEO of SWK Holdings Corporation said, "We are excited to partner with Hooper Holmes. The combined Company will be well positioned with scale, vertical integration, and technology to continue to bring innovative health and wellness solutions to market."

Accountable Health Solutions will continue to be based in Des Moines, IA and Indianapolis, IN. Hooper Holmes will continue to conduct the AHS business using the Accountable Health Solutions brand.

Cantor Fitzgerald & Co. is acting as the financial advisor to Hooper Holmes.

Conference Call

The Company will host a conference call on Wednesday, April 22, 2015, at 7:30 a.m. CT / 8:30 a.m. ET to discuss the acquisition of Accountable Health Solutions. A slide presentation accompanying management’s discussion will be available on the Company’s website.

To participate in the conference call, please dial 877-440-5807, or internationally 719-325-4770, conference ID: 2260166 five to ten minutes before the call is scheduled to begin. A live webcast will be hosted on the Company’s website located at www.hooperholmes.com. A replay of the conference call will be available from 11:30 a.m. ET on April 22, 2015 until midnight ET on April 29, 2015, by dialing 877-870-5176, or internationally 858-384-5517. The access code for the replay is 2260166.

About Accountable Health Solutions

Accountable Health Solutions was founded in 1992 as Molloy Wellness Company and acquired by the Principal Financial Group in 2004, with ownership transferred to Accountable Health, Inc., and whose name changed to Accountable Health Solutions in 2013.

Accountable Health Solutions offers comprehensive health and wellness programs to employers and health plan clients. Accountable Health combines smart technology, healthcare and behavior change expertise to deliver solutions that improve health, increase efficiencies and reduce costs in the delivery of healthcare. The company’s product suite ranges from traditional wellness products to health improvement programs. Accountable Health Solutions is an industry leader with more than 20 years in the health and wellness industry and a 97% client retention rate. More at accountablehealthsolutions.com.

About Hooper Holmes

Hooper Holmes, Inc. mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, insurance companies, employers, government organizations and academic institutions. More information is available at hooperholmes.com.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

This press release contains “forward-looking” statements; as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements are our ability to realize the expected benefits from this acquisition and our strategic alliance with Clinical Reference Laboratory; our ability to successfully implement our business strategy and integrate Accountable Health Solutions’ business with ours; our ability to retain and grow our customer base; our ability to recognize operational efficiencies and reduce costs; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenant in our credit facility and the financing for this acquisition; and the rate of growth in the Health and Wellness market. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release to reflect the occurrence of unanticipated events, except as required by law.
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